Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 25, 2016

Express Scripts Holding Company

One Express Way

St. Louis, Missouri 63121

Re:	Express Scripts Holding Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Express Scripts Holding Company, a Delaware corporation (the “Company”), in connection with the public offering of (a) $500,000,000 aggregate principal amount of the Company’s 3.300% Senior Notes due 2021 (the “2021 Notes”), to be issued under the Indenture, dated as of November 21, 2011 (the “Base Indenture”), among the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Sixteenth Supplemental Indenture, dated as of February 25, 2016 (the “Sixteenth Supplemental Indenture”), among the Company, the Guarantors listed on Schedule I hereto (collectively, the “Guarantors”) and the Trustee and (b) $1,500,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2026 (the “2026 Notes” and, together with the 2021 Notes, the “Notes”), to be issued under the Base Indenture, as supplemented by the Seventeenth Supplemental Indenture, dated as of February 25, 2016 (the “Seventeenth Supplemental Indenture” and, together with the Base Indenture and the Sixteenth Supplemental Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Indenture provides that the Notes are to be guaranteed by the Guarantors (such guarantees, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-196442) of the Company and the Guarantors relating to the Securities and other securities of the Company filed on June 2, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Post-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Express Scripts Holding Company

February 25, 2016

(b) the prospectus, dated June 2, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated February 22, 2016, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) an executed copy of the Underwriting Agreement, dated February 22, 2016 (the “Underwriting Agreement”), among the Company, the Guarantors and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(e) an executed copy of the Base Indenture;

(f) an executed copy of the Sixteenth Supplemental Indenture;

(g) an executed copy of the Seventeenth Supplemental Indenture;

(h) the global certificates evidencing the Notes registered in the name of Cede & Co. (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(i) each notation of guarantee (the “Guarantees”) of each of the Guarantors, endorsed on the Note Certificates;

(j) an executed copy of the certificate of George Paz, Chairman and Chief Executive Officer of the Company and Eric Slusser, Executive Vice President and Chief Financial Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officer’s Certificate”);

(k) an executed copy of a certificate for each Opinion Party (as defined below) of the Secretary or Assistant Secretary, as applicable, of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);

(l) a copy of each Opinion Party’s articles of incorporation, certificate of incorporation, certificate of formation or articles of organization, as applicable, certified by the Secretary of State of each such Opinion Party’s applicable jurisdiction of formation or organization, as applicable, and certified pursuant to the Secretary’s Certificates, as applicable;

(m) a copy of the Company’s by-laws, as amended and in effect as of the date hereof and certified pursuant to the Company’s Secretary’s Certificate;

(n) a copy of the by-laws, limited liability company agreement or partnership agreement, as applicable, in each case as amended and in effect as of the date hereof, of each Opinion Party Guarantor (as defined below), as described on Schedule II hereto, certified pursuant to the Secretary’s Certificates, as applicable;

(o) a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on September 9, 2015, and of the financing committee of the Board of Directors adopted on February 22, 2016, certified pursuant to the Company’s Secretary’s Certificate;

(p) copies of certain resolutions of the board of directors, partners or other managing body, as applicable, of each Opinion Party Guarantor, as described on Schedule II hereto, certified pursuant to the Secretary’s Certificates, as applicable;

(q) copies of certificates, each dated as of February 18, 2016, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to each Delaware Opinion Party’s (as defined below) existence and good standing in the State of Delaware (collectively, the “Delaware Certificates”);

Express Scripts Holding Company

February 25, 2016

(r) copies of a certificate, dated as of February 18, 2016, and a bringdown verification thereof, dated the date hereof, from the Secretary of the Commonwealth of the Commonwealth of Massachusetts with respect to the Massachusetts Opinion Party’s (as defined below) legal existence and good standing with the office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the “Massachusetts Certificate”); and

(s) a copy of a certificate, dated as of February 18, 2016, and a bringdown verification thereof, dated the date hereof, from the office of the Secretary of State of the State of New York with respect to each New York Opinion Party’s (as defined below) existence in the State of New York (collectively, the “New York Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials, including those in the Officer’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the federal laws of the United States of America, (ii) the laws of the State of New York, including the Business Corporation Law of the State of New York (“NYBCL”), (iii) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Delaware Revised Uniform Partnership Act (“DRUPA”) and the Massachusetts Business Corporation Act (the “MBCA”), and (iv) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

As used herein, (i) “Opinion Parties” means the Company and the Opinion Party Guarantors, (ii) “Opinion Party Guarantors” means the Delaware Opinion Party Guarantors, the Massachusetts Opinion Party Guarantor and the New York Opinion Party Guarantors, (iii) “Delaware Opinion Party Guarantors” means each of the entities listed on Schedule II hereto under the headings “Delaware Corporate Party Guarantors”, “Delaware Partnership Party Guarantor” and “Delaware LLC Party Guarantors”, (iv) “Massachusetts Opinion Party Guarantor” means the entity listed on Schedule II hereto under the heading “Massachusetts Opinion Party Guarantor,” and (v) “New York Opinion Party Guarantors” means the entities listed on Schedule II hereto under the heading “New York Opinion Party Guarantors.” “Non-Opinion Party Guarantors” means each of the Guarantors listed on Schedule III hereto. “Transaction Agreements” means the Indenture, the Note Certificates and the Guarantees.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	The Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Express Scripts Holding Company

February 25, 2016

2.	The Guarantees of each Opinion Party Guarantor have been duly authorized by all requisite corporate action on the part of such Opinion Party Guarantor under the DGCL, NYBCL, DLLCA, DRUPA or MBCA, as applicable, and, when the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, each Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)	the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)	we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)	except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)	we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)	we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(f)	we have assumed that the limited liability company agreement and the partnership agreement, as applicable, of the applicable Delaware Opinion Party Guarantor set forth on Schedule II is the only limited liability company agreement or partnership agreement, as applicable, as defined under the DLLCA or the DRUPA, as applicable, of such Delaware Opinion Party Guarantor;

(g)	we do not express any opinion with respect to the enforceability of Section 13.1 of the Base Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(h)	we do not express any opinion with respect to the enforceability of the provisions contained in Section 13.11 of the Base Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the Guarantees; and

(i)	to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

Express Scripts Holding Company

February 25, 2016

In addition, in rendering the foregoing opinions we have assumed that:

(a)	each Non-Opinion Party Guarantor (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Non-Opinion Party Guarantor is a party;

(b)	each Non-Opinion Party Guarantor has the corporate, limited liability company or partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Opinion Party Guarantor is a party;

(c)	each of the Transaction Agreements to which a Non-Opinion Party Guarantor is a party has been duly authorized, executed and delivered by all requisite corporate, limited liability company or partnership, as applicable, action on the party of such Non-Opinion Party Guarantor;

(d)	neither the execution and delivery by the Company and each Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the issuance and sale of the Securities contemplated thereby: (i) conflicts or will conflict with the articles of incorporation, certificate of incorporation or certificate of formation, articles of organization, as applicable, of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)	neither the execution and delivery by the Company or any Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the issuance and sale of the Securities contemplated thereby, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

S.J.K.

Schedule I

Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation or Formation
Accredo Health Group, Inc.	Corporation	Delaware
Accredo Health, Incorporated	Corporation	Delaware
Ahg Of New York, Inc.	Corporation	New York
Airport Holdings, LLC	Limited Liability Company	New Jersey
Bio Partners In Care, Inc.	Corporation	Missouri
Care Continuum, Inc.	Corporation	Kentucky
CFI of New Jersey, Inc.	Corporation	New Jersey
CuraScript, Inc.	Corporation	Delaware
Diversified Pharmaceutical Services, Inc.	Corporation	Minnesota
ESI Mail Order Processing, Inc.	Corporation	Delaware
ESI Mail Pharmacy Service, Inc.	Corporation	Delaware
ESI Partnership	General Partnership	Delaware
ESI Realty, LLC	Limited Liability Company	New Jersey
ESI Resources, Inc.	Corporation	Minnesota
ESI-GP Holdings, Inc.	Corporation	Delaware
Express Scripts Administrators, LLC	Limited Liability Company	Delaware
Express Scripts Canada Holding Co.	Corporation	Delaware
Express Scripts Canada Holding, LLC	Limited Liability Company	Delaware
Express Scripts Pharmaceutical Procurement, LLC	Limited Liability Company	Delaware
Express Scripts Pharmacy, Inc.	Corporation	Delaware
Express Scripts Senior Care Holdings, Inc.	Corporation	Delaware
Express Scripts Senior Care, Inc.	Corporation	Delaware
Express Scripts Services Company	Corporation	Delaware
Express Scripts Specialty Distribution Services, Inc.	Corporation	Delaware
Express Scripts Utilization Management Co.	Corporation	Delaware
Express Scripts, Inc.	Corporation	Delaware
Freco, Inc.	Corporation	Florida
Freedom Service Company, LLC	Limited Liability Company	Florida
Healthbridge Reimbursement and Product Support, Inc.	Corporation	Massachusetts
Healthbridge, Inc.	Corporation	Delaware

I-1

L&C Investment, LLC	Limited Liability Company	Delaware
Lynnfield Compounding Center, Inc.	Corporation	Florida
Lynnfield Drug, Inc.	Corporation	Florida
MAH Pharmacy, L.L.C.	Limited Liability Company	Delaware
Matrix GPO LLC	Limited Liability Company	Indiana
Medco Europe II, L.L.C.	Limited Liability Company	Delaware
Medco Europe, L.L.C.	Limited Liability Company	Delaware
Medco Health New York Independent Practice Association, L.L.C.	Corporation	New York
Medco Health Puerto Rico, L.L.C.	Limited Liability Company	Delaware
Medco Health Services, Inc.	Corporation	Delaware
Medco Health Solutions, Inc.	Corporation	Delaware
Medco of Willingboro Urban Renewal, L.L.C.	Limited Liability Company	New Jersey
Mooresville On-Site Pharmacy, LLC	Limited Liability Company	Delaware
National Prescription Administrators, Inc.	Corporation	New Jersey
Priority Healthcare Corporation	Corporation	Indiana
Priority Healthcare Corporation West	Corporation	Nevada
Priority Healthcare Distribution, Inc.	Corporation	Florida
Spectracare Health Care Ventures, Inc.	Corporation	Kentucky
Spectracare, Inc.	Corporation	Kentucky
Strategic Pharmaceutical Investments, LLC	Limited Liability Company	Delaware
Systemed, L.L.C.	Limited Liability Company	Delaware
The Vaccine Consortium, LLC	Limited Liability Company	Maryland
UBC Late Stage, Inc.	Corporation	Missouri
United Biosource LLC	Limited Liability Company	Delaware
United Biosource Holdings, Inc.	Corporation	Delaware
United Biosource Patient Solutions, Inc.	Corporation	Delaware

I-2

Schedule II

Opinion Party Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation or Formation	By-laws, Limited Liability Company Agreement or Partnership Agreement
Delaware Corporate Party Guarantors
Accredo Health Group, Inc.	Corporation	Delaware	By-laws
Accredo Health, Incorporated	Corporation	Delaware	By-laws
CuraScript, Inc.	Corporation	Delaware	By-laws
ESI Mail Order Processing, Inc.	Corporation	Delaware	By-laws
ESI Mail Pharmacy Service, Inc.	Corporation	Delaware	By-laws
ESI-GP Holdings, Inc.	Corporation	Delaware	By-laws
Express Scripts Canada Holding, Co.	Corporation	Delaware	By-laws
Express Scripts Pharmacy, Inc.	Corporation	Delaware	By-laws
Express Scripts Senior Care Holdings, Inc.	Corporation	Delaware	By-laws
Express Scripts Senior Care, Inc.	Corporation	Delaware	By-laws
Express Scripts Services Company	Corporation	Delaware	By-laws
Express Scripts Specialty Distribution Services, Inc.	Corporation	Delaware	By-laws
Express Scripts Utilization Management Co.	Corporation	Delaware	By-laws
Express Scripts, Inc.	Corporation	Delaware	By-laws
Healthbridge, Inc.	Corporation	Delaware	By-laws
Medco Health Services, Inc.	Corporation	Delaware	By-laws
Medco Health Solutions, Inc.	Corporation	Delaware	By-laws
United Biosource Holdings, Inc.	Corporation	Delaware	By-laws
United Biosource Patient Solutions, Inc.	Corporation	Delaware	By-laws
Delaware Partnership Party Guarantor
ESI Partnership	General Partnership	Delaware	Partnership Agreement
Delaware LLC Party Guarantors
Express Scripts Administrators, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement
Express Scripts Canada Holding, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement
Express Scripts Pharmaceutical Procurement, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement
L&C Investment, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement
MAH Pharmacy, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement
Medco Europe, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement
Medco Europe II, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement
Medco Health Puerto Rico, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement
Mooresville On-Site Pharmacy, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement
Strategic Pharmaceutical Investments, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement

II-1

Legal Name	Type of Entity	Jurisdiction of Incorporation or Formation	By-laws, Limited Liability Company Agreement or Partnership Agreement
Systemed, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement
United Biosource LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement
Massachusetts Opinion Party Guarantor
Healthbridge Reimbursement and Product Support, Inc.	Corporation	Massachusetts	By-laws
New York Opinion Party Guarantors
Ahg Of New York, Inc.	Corporation	New York	By-laws
Medco Health New York Independent Practice Association, L.L.C.	Corporation	New York	By-laws

II-2

Schedule III

Non-Opinion Party Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation or Formation
Airport Holdings, LLC	Limited Liability Company	New Jersey
Bio Partners In Care, Inc.	Corporation	Missouri
Care Continuum, Inc.	Corporation	Kentucky
CFI of New Jersey, Inc.	Corporation	New Jersey
Diversified Pharmaceutical Services, Inc.	Corporation	Minnesota
ESI Realty, LLC	Limited Liability Company	New Jersey
ESI Resources, Inc.	Corporation	Minnesota
Freco, Inc.	Corporation	Florida
Freedom Service Company, LLC	Limited Liability Company	Florida
Lynnfield Compounding Center, Inc.	Corporation	Florida
Lynnfield Drug, Inc.	Corporation	Florida
Matrix GPO LLC	Limited Liability Company	Indiana
Medco Of Willingboro Urban Renewal, L.L.C.	Limited Liability Company	New Jersey
National Prescription Administrators, Inc.	Corporation	New Jersey
Priority Healthcare Corporation	Corporation	Indiana
Priority Healthcare Corporation West	Corporation	Nevada
Priority Healthcare Distribution, Inc.	Corporation	Florida
Spectracare Health Care Ventures, Inc.	Corporation	Kentucky
Spectracare, Inc.	Corporation	Kentucky
The Vaccine Consortium, LLC	Limited Liability Company	Maryland
UBC Late Stage, Inc.	Corporation	Missouri

III-1